                                                                      EXHIBIT 21

                             SCHOLASTIC CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

DOMESTIC SUBSIDIARIES                               STATE OF INCORPORATION
- - --------------------------------------------------  ---------------------------------

Scholastic Inc.                                     New York
Scholastic Book Fairs, Inc.                         New York
California School Book Fairs, Inc.                  California
Scholastic Book Clubs, Inc.                         Missouri
Scholastic Productions, Inc.                        New York
Scholastic Publications (Magazines), Ltd.           Delaware
ReadStreet Book Fairs, Inc.                         Delaware
Trumpet Book Clubs, Inc.                            Delaware
Weston Woods Studios, Inc.                          Delaware

FOREIGN SUBSIDIARIES                                JURISDICTION
- - --------------------------------------------------  ---------------------------------

Scholastic Australia Pty. Ltd.                      Australia
Oldmeadow Booksellers Pty. Ltd.                     Australia
Scholastic Canada Ltd.                              Canada
Scholastic New Zealand Ltd.                         New Zealand
  (formerly Ashton Scholastic Ltd.)
Scholastic Ltd.                                     England
Festival Du Livre                                   France
Scholastic Mexico SA de CV                          Mexico
Scholastic (Barbados), Inc.                         Barbados